EMPLOYMENT AGREEMENT

雇佣协定

THIS EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into on 30th day of June, 2010, effective as of 1st day of July, 2010 (the "Effective Date"), **CHINA GREEN MATERIAL TECHNOLOGIES, INC.**, a Nevada, United States of America based corporation (the "Company"), with **Mr. Low Yan Seong**, a Malaysia citizen with Passport Number: A18225412, residing at 54 Jalan Mata Air, Setapak, 53200 Kuala Lumpur, Malaysia.(the "Executive").

本雇佣协定（简称"协定"）于2010年6月30日由**中国绿色材料科技有限公司**，一家在内华达州注册的公司（简称"公司"）和居住在马来西亚吉隆坡文良港水源路54号，**刘垦祥先生**（执行者）制作和签订，从2010年七月一日开始生效（简称"生效日"）。

WHEREAS, the Company has made an offer of employment to the Executive, and the Executive has accepted such offer of the employment on the terms and conditions set forth herein; and

鉴于，公司建议提供雇佣协定于执行者和执行者接受雇佣协定的条款和条件，

WHEREAS, Executive shall commence his employment with the Company on or about 1st July, 2010, or at another mutually agreeable date; and

鉴于，执行者2010年七月一日开始为公司员工或是双方同意正式上任的日期，

WHEREAS, the business of the Company and its affiliates consists of in the development and manufacturing starch-based biodegradable containers, tableware and packaging materials hereto (the "Business").

鉴于，公司和其子公司的主要业务是开发和生产淀粉基生物降解容器，餐饮具和包装材料（简称"业务"）；

WHEREAS, the Company has committed considerable time, effort and resources in the development of certain Confidential Information, as defined in paragraph 9 herein below, which must be maintained as confidential in order to ensure the success of the Business,

鉴于，本公司已花费大量的时间，努力和资源来开发某些保密系信息，该保密信息如下方第9段所定义，为了确保业务成功，必需保持其保密性，

WHEREAS, the Executive and the Company desire to memorialize the terms and conditions of the Executive's employment by the Company in the position Chief Financial Officer; and

鉴于，执行者担任CFO的职务，执行者和公司希望执行者遵守公司对执行者制定的条款和条件；并且

WHEREAS, the Executive will have, as of the Effective Date, access to such Confidential Information, as defined in paragraph 9 herein below

鉴于，执行者将截止到生效日期执行下方第九段所定义的保密信息。

NOW, THEREFORE, in consideration of the covenants and promises contained herein, the compensations and benefits received by the Executive from the Company, and the access given to the Executive to the aforesaid Confidential Information, as defined in paragraph 9 herein below, and for other good and valuable considerations, the sufficiency and receipt of which are hereby acknowledged, the Company and the Executive agree as follows:

现在，因此，鉴于到本协议包含的契约和承诺，执行者从公司获得补偿和福利，以及执行者获得以上所提及的保密信息，保密信息如第九段所定义以及其他的有价值的信息和资源，该公司和执行者同意如下内容：

1. EMPLOYMENT PERIOD. The Company offers to employ the Executive, and the Executive agrees to be employed by the Company, in accordance with the terms and subject to the conditions of this Agreement commencing on the Effective Date and terminating on the third anniversary of the Effective Date (the "Scheduled Termination Date"), unless terminated prior thereto in accordance with the provisions of paragraph 8 herein below. The term of this Agreement shall be automatically renewed for successive three (3) years terms, unless either party gives the other party written notice of its intention not to renew the Agreement no later than 90 days prior to the expiration of the then current term. A determination by the Company not to renew this Agreement without "Company Cause" shall be deemed a termination of employment for purposes of paragraph 8(d) and the terms thereof shall apply.

1．雇佣期限。公司根据本协议的条款和条件自生效之日起开始并且在生效日期三整年后终止(简称"预定的终止日期")除下方第八段的条款终止合同情况之外，公司雇佣执行者，执行者同意受雇于公司。除非其中一方在此条款期满之前的 90 日内，给另一方发送书面说明通知不愿意更新协定，本协议的条款应三年以后自动续约，续约条款根据双方届时商议同意的条款签订。非"公司原因"的不续签该协议的原因应该被认为由于 8(d)段落中原因及本协议中的相应条款致使的雇佣终止。

2. THE EXECUTIVE'S POSITION AND DUTIES. During the term of the Executive's employment hereunder, the Executive will serve in the position, and assume duties and responsibilities, which are included, but not limited to those set forth in the Exhibit consistent with the position of Chief Financial Officer unless and until otherwise instructed by the Company. The Executive agrees to devote substantially all of his/her working time, skill, energy and best business efforts during the term of his/her employment with the Company. The Executive covenants and agrees that for so long as he/she is employed by the Company, the Executive shall inform the Company of each and every business opportunity related to the business of the Company of which the Executive becomes aware, and that the Executive will not, directly or indirectly, exploit any such opportunity for the Executive's own account, nor will the Executive render any services to any other person or business, acquire any interest of any type in any other business or engage in any activities that conflict with the Company's best interests or which is in competition with the Company. The Executive affirms that no obligation exists between the Executive and any other entity which would prevent or impede the Executive's immediate and full performance of every obligation of this Agreement.

职务和职责。在下方执行者雇佣的条款中，执行者将服务于该职位，并且承担公司指示的 CTO 职务相应的职责和义务 主要职责和义务见附表，但不限于附表所列职责和义务 。该执行者同意在其任职期间奉献所有工作时间、技能、能力与最大的业务努力。执行者保证并且同意只要其受雇于公司，执行者应向公司提供所有其知晓的关于公司业务的商业信息与机密。执行者不得以任何途径将以上信息直接或间接地为其自身谋取私利、不得为任何个人和或者公司提供任何有损公司的最佳利益的服务，不得为任何与本公司存在竞争的个人和或者公司提供任何服务。执行者确认她/他对任何其它个人或者公司没有任何义务将阻止或者限制执行者即刻和全面执行本协议中的所有义务。

3. WORKING HOURS AND LOCATION. The Executive's working hours shall be coincided with the Company's regular business hours. The nature of the Executive's employment with the Company requires flexibility in the working hours and locality that the Executive must work, and may necessitate that the Executive work on overtime from time to time and other location other than Company's premises in China. The Company reserves the right to require the Executive, and the Executive agrees, to work on overtime and other locations other than the Company's normal business hours and premises in China.

工作时间。执行者的正常工作时间与作息按公司相关营业时间执行。执行者雇佣的性质需要根据公司的要求灵活变动，执行者必需在公司需要的情况下在其他的额外时间为公司工作。如有特殊需要，公司有权提出并要求执行者，并且执行同意在正常工作时间外为公司工作。

4. Travels. To fully perform the duties and responsibilities of this position, Executive will have certain amount of travels every year. Executive is aware of such travels and agree to and make sure he has ability to travel if needed.

出差。为了全面履行本职务的责任和义务，执行者每年有一定数量的出差。执行者认可这些出差，并且同意以及确保在需要的时候能够进行出差

5. COMPENSATION AND BENEFITS

a. BASE SALARY. In consideration of the Executive's services under this Agreement, the Company shall pay or cause to pay, and the Executive agrees to accept USD120,000 (One hundred and twenty thousand American dollar) per annuam as cash base salary, which is payable on quarterly basis. The base salary shall be adjusted to USD150,000 (One hundred and fifty thousand American dollar) per annum immediately on the date the Company successful uplifting from OTCBB to NASDAQ Stock Market.

a. 基本工资。鉴于本协议下执行者的服务，公司应支付或者安排支付，执行者同意接受每年 120，000 美元的现金薪酬，按季度支付。从公司成功转版到 NASDAQ 日开始，公司应支付或者安排支付，执行者同意接受每年 150，000 美元的现金薪酬，按季支付。

b. BONUS. The Executive is also eligible to participate in the Company's executive bonus program pursuant to which bonuses are granted at the sole discretion of the Company's Board of Directors, or, if applicable, a compensation committee established by the Board of Directors. Bonuses are not earned until the date they are paid and Executive must be an employee of the Company on the day bonuses is issued to receive any bonus.

c. ANNUAL LEAVE, SICK LEAVE and STUTORY HOLIDAYS. The Executive is entitled to 20 days of annual leave per annum in addition to the statutory holiday in China. The Executive is entitled to sick leave in accordance with the policies of the Company and the relevant laws and regulations.

6. STOCK COMPENSATION. In addition to the foregoing, The Executive will be granted annually an award of **25,000 (Twenty five thousand only)** units of the Company restricted common stock. The restricted common stock will be vested immediately upon completion of annual Executive's services in the Company. The annual stock compensation shall be adjusted to **40,000 (Forty thousand only)** immediately on the date the Company successfully uplifting from OTCBB to NASDAQ Stock Market. Executive hereby agrees that he will not sell more than one fourth of total restricted common stock granted by the Company annually. However such restriction shall be removed immediately after 90 days from the date of the Executive termination in accordance with paragraph 8.

6. 股票报酬。执行者将在每年服务期满的第一日起无偿获得公司 **25，000** 股普通股股票。从公司成功转版到 NASDAQ 日开始，执行者将在每年服务期满的第一日起无偿获得公司 **40，000** 股普通股股票。同时，执行者保证每年将不会卖出超过持有总股数的四分之一。

7. REIMBURSEMENT OF EXPENSES. The Company will reimburse the Executive for all reasonable and properly documented expenses you incur in performing your role in the ordinary course of conducting Company's business, including but not limited to traveling, lodging, reasonable meal and entertainment expenses.

费用报销。公司将会支付你所有在行使职务时产生的合理恰当的记载开支，包括但不局限于差旅费，住宿费，合理的旅行餐费和招待费。

8. TERMINATION.

a. DEATH OR DEPARTURE. If the Executive dies or departs from her/his position for unforeseeable reasons during the term of this Agreement, this Agreement shall automatically terminate on the date of the Executive's death or resignation and, following the date of the Executive's death or resignation, the Company shall have no further obligations or liability to the Executive or his/her heirs, administrators or executors with respect to compensation and benefits thereafter, except for the obligation to pay the Executive (i) any earned but unpaid base salary through the Executive's date of death or departure from her/his position, (ii) for any unused accrued and un-forfeited vacation, and (iii) subject to paragraph 8 hereinabove, for any unreimbursed business expenses incurred by the Executive prior to his/her death or departure from her/his position. The Company shall pay all payments made hereunder, all applicable taxes, including income tax, FICA and FUTA, and other appropriate deductions.

8. 协议的终止

a. 死亡或离职。如果执行者在此合约期间死亡或由于不可抗拒原因而离职，本合约将在其死亡日或离职日自动终止，公司从该日起对该执行者及其继承人，遗产管理人或遗嘱执行人没有任何责任，除了（1）公司将会付给执行者于死亡或离职日前未付的基础工资和（2）未使用并有效的累积假期；（3）基于以上第 8 条，在执行者死亡或离职之前任何因公开支未付款项，公司应付以上所有款项，但公司将扣除有关的所得税款，包括收入税，FICA 和 FUTA ，及其他适当扣减。

b. DISABILITY. At any time during the term of this Agreement, the Company may terminate this Agreement and the Executive's employment with the Company because of the Executive's "Disability", by written notice to the Executive. For purposes of this Agreement, "Disability" shall mean, if at the end of any calendar month during the term of this Agreement, the Executive, as a result of mental or physical illness or injury, is or has been unable to perform his/her duties under this Agreement, with or without reasonable accommodation, for (i) the four (4) preceding consecutive calendar months, or (ii) any 180 days in the previous twelve (12) months. If this Agreement is terminated because of the Executive's "Disability", the Company shall have no further obligations or liability to the Executive or his/her heirs, administrators or Executors with respect to compensation and benefits thereafter, except for the obligation to pay the Executive (x) any earned but unpaid base salary through the date of termination for "Disability", at the rate then in effect, (y) for any unused accrued and un-forfeited vacation, and (z) subject to paragraph (8a.) herein above, for any unreimbursed business expenses incurred by the Executive prior to his/her last date of employment with the Company. The Company shall pay all payments made hereunder, all applicable taxes, including income tax, FICA and FUTA, and other appropriate deductions.

b. 残疾：在本合约期间的任何时间，公司可以因执行者的残障，以书面通知的形式终止与其的雇用合约，在本合约中，"残障"的意义是，在本合约任何一个月份结束时，（1）该执行者因精神上、身体上的疾病在之前的连续四个月不能继续履行合约中规定的对公司的责任，或（2）该执行者因精神上、身体上的疾病，在之前的12个月内有180天不能履行合约中规定的对公司的责任。公司可与执行者终止雇用合约。如果本合约因为执行者的残疾而终止，公司对该执行者及其继承人，遗产管理人或遗嘱执行人没有任何责任，除了（x）公司将会付给执行者在最后工作日前未付的基础工资和（y）未使用并有效的累积假期，（z）基于以上第8条，在执行者之前任职任何因公开支未付款项。公司应付以上所有款项，但公司将扣除有关的所得税款，包括收入税，FICA和FUTA，及其他适当扣减。

c. "CAUSE" At any time during the term of this Agreement, the Company may terminate this Agreement and the Executive's employment with the Company, at any time, for "Company Cause." For purposes of this Agreement, "COMPANY CAUSE" shall mean: (i) the good faith determination by the Company's Board of Directors that there has been continued neglect by the Executive of his/her duties hereunder, or (ii) willful misconduct on the Executive's part in connection with the performance of his/her duties hereunder, PROVIDED HOWEVER, that the Executive shall have been given one (1) written notice of such determination by the Company's Board of Directors of continued neglect or willful misconduct and thereafter the Executive shall not have cured such neglect or willful misconduct to the satisfaction of the Company's Board of Directors within fifteen (15) days of the Executive's receipt of such written notice, (iii) the Executive is convicted of or pleads guilty or no contest to a felony or other conduct involving moral turpitude. If this Agreement and the Executive's employment is terminated for "Company Cause," following the Executive's last date of employment with the Company, the Company shall have no further obligations or liability to the Executive or his/her heirs, administrators or Executors with respect to compensation and benefits thereafter, except for the obligation to pay the Executive (x) any earned but unpaid base salary through the Executive's last date of employment, at the rate then in effect, (y) for any unused accrued and unforfeited vacation, and (z) subject to paragraph 8 hereinabove, for any unreimbursed business expenses incurred by the Executive prior to the last date of employment with the Company. The Company shall deduct, from all payments made hereunder, all applicable taxes, including income tax, FICA and FUTA, and other appropriate deductions.

c. 解雇原因：在本合约期间的任何时间，公司可以因"公司解雇原因"而终止与执行者的雇用合约。在本合约中，"公司解雇原因"的意义是：（1）公司的董事会作出决定，执行者因持续的疏忽或过失；或（2）因在履行职责中行为不检，该行执行者将收到一份来自公司首席执行官的书面通知，从收到通知的15天内，上述的疏忽和过失仍然发生；或（3）该执行者被判有罪，或认罪，或对罪行提不出异议。如果执行者因"公司解雇原因"而被终止合约，公司对该执行者及其继承人，遗产管理人或遗嘱执行人没有任何责任，除了（x）公司将会付给执行者在最后工作日前未付的基础工资和（y）未使用并有效的累积假期，（z）基于以上第8条，在执行者任职期间任何因公开支未付款项。公司应付以上所有款项，但公司将扣除有关的所得税款，包括收入税，FICA和FUTA，及其他适当扣减。

d. TERMINATION BY THE CHIEF EXECUTIVE OFFICER. At any time during the term of this Agreement, the Chief Executive Officer of the Company, after consultation with the Board of Directors, may terminate this Agreement and the Executive's employment with the Company without "Company Cause" by delivering to the Executive written notice. If this Agreement and the Executive's employment with the Company is terminated without "Company Cause," following the Executive's last date of employment with the Company, the Company shall have no further obligations or liability to the Executive or his/her heirs, administrators or executors with respect to compensation and benefits thereafter, except for the obligation to pay the Executive (i) any earned but unpaid base salary through the Executive's last date of employment, at the rate then in effect, (ii) for any unused accrued and unforfeited vacation, (iii) his/her base salary in effect at the time of his/her

termination in accordance with paragraph 5 hereinabove through the Scheduled Termination Date or renewal period, as the case may be, and (iv) subject to paragraph 8 hereinabove, for any unreimbursed business expenses incurred by the Executive prior to his/her last date of employment with the Company. The Company shall pay all payments made hereunder, all applicable taxes, including income tax, FICA and FUTA, and other appropriate deductions.

d. 被公司首席执行官解职：在本合约期间的任何时间，公司的首席执行官在采取董事会的建议后，可以终止本合约，在非"公司解雇原因"的情况下书面通知执行者终止本合约，公司从该日起对该执行者及其继承人，遗产管理人或遗嘱执行人没有任何责任，除了（1）公司将会付给执行者于终止任职日期前未付的基础工资和（2）未使用并有效的累积假期；（3）执行者的基础工资依照上面第5段描述的终止日期或续约日期，如果有的话；和（4）基于以上第8条，在执行者离任之前任何因公开支未付款项。公司应付以上所有款项，但公司将扣除有关的所得税款，包括收入税，FICA,FUTA 和其他适当扣减。

e. Due to the training provided to the Executive and confidential and valuable information and technology obtained during his service term, if the executive delivers his resignation letter to the Chief Executive Officer, the executive shall return all bonuses the Company has paid to the executive during the calendar year as of the resignation date if the executive leaves the Company without written approval from the Chief Executive Officer unless there force majeure factors exist.

e.由于执行者在公司服务期间接受到公司的培训，掌握到公司的一些保密和有价值的信息和技术，因此执行者在没有不可抗拒的原因的情况下，如果执行者在协议期间内没有提前 90 天向首席执行官提出辞职申请，并经过首席执行官批准书面的辞职许可，执行者应归还给公司等同于当年收到公司所有奖金的金额。

9. CONFIDENTIAL INFORMATION

9.机密信息

a. The Executive expressly acknowledges that, in the performance of his/her duties and responsibilities relating to his/her employment with the Company, he/she has been exposed and will continue to be exposed to the trade secrets, business and/or financial secrets and confidential and proprietary information of the Company, its affiliates and/or its clients or customers ("Confidential Information"). The term "Confidential Information" means information or material that has actual or potential commercial value to the Company, its affiliates and/or its clients or customers and is not generally known to and is not readily ascertainable by proper means to persons outside the Company, its affiliates and/or its clients or customers, and includes, without limitation, the following, whether or not expressed in a document or medium, regardless of the form in which it is communicated, whether or not such information is on the Company's forms, memos, computer disc or tape, or otherwise, whether or not such information is in written or verbal form, and whether or not marked "trade secret" or "confidential" or any similar legend: (i) sales information, (ii) operations information, (iii) financial information, (iv) administrative information, (v) research information, (vi) customer information, (vii) supplier information, and (viii) any other information concerning the Company, its business, its properties or its affairs that the Company deems to be confidential or that is confidential according to industry practices

a. 执行者清楚地知道，在其为公司的业务履行职权时，接触了大量的交易信息，业务和财务的机密，以及许多公司的内部情况，都与业务或客户有关，这些都属于公司的内部机密。公司机密的意思是指已经存在或对公司的商业发展前景有价值的信息和数据，与业务或客户有关，不是公司以外的人能轻易拿到的，保留在公司的文件、表格、备忘录、计算机光碟或其他形式，这些信息无论是书面或是口头，无论是已经完成或是尚未执行，比如：销售信息、经营信

息、财务信息、管理信息、市场调查信息、客户信息、供货商信息，以及公司关注的所有信息，都要严格保密，不得外露。一旦执行者有任何形式、不正当的信息外露，公司向执行者保留追索其经济损失的权利。

b. Except as authorized in writing by the Company's Chief Executive Officer, during the term of this Agreement, any renewal periods, and thereafter until such time as any such Confidential Information becomes generally known to and readily ascertainable by proper means to persons outside the Company, its affiliates and/or its clients or customers, the Executive agrees to keep strictly confidential and not use or disclose, cause to be used or disclosed, or permit to be used or disclosed, to any person or entity and/or for his/her personal benefit or the benefit to any other person or entity, any Confidential Information.

b. 除了有公司首席执行者的书面授权，在此协议期间内，或任何的续约期间，直到该保密信息被广泛知晓之前，上述的公司机密不得以任何形式泄露给外人，执行者同意严格保密，不得把公司机密使用于公司以外的任何事务或个人用途。

c. The Executive agrees that upon termination of his/her employment with the Company for any reason, he/she will promptly return to the Company all Confidential Information within his/her possession or within his/her power to control, including, without limitation all copies of such Confidential Information, all abstracts of such Confidential Information and any other information containing such Confidential Information in whole or in part.

c. 执行者同意，不管因任何原因终止与公司的雇用合约，都要迅速地把所有属于机密性质的文件、数据、档案退还给公司。

d. The Executive affirms that he/she did not and does not possess, and has not relied and will not rely upon the protected trade secrets or confidential or proprietary information of the Executive's prior employer(s) in providing services to the Company.

d. 执行者要确认，在离开了公司之后，不能利用在公司工作期间取得的信息数据为其他公司服务。

10. NON-COMPETITION AND NON-SOLICITATION. Due to the nature of the Company's Business, and as a result of his/her employment with the Company, the Executive has been and will continue to be exposed to Confidential Information, the Executive acknowledges that the Company would sustain grievous harm in the event that he/she were to disclose Confidential Information, engage in business activities that compete with the Business, appropriate or divert business or customers of the Company or its affiliates and/or induce employees or consultants of the Company or its affiliates to leave the employment of the Company or its affiliates. The Executive acknowledges that the Company has a legitimate business interest in protecting itself from the aforementioned harm and in the protection and maintenance of the Confidential Information and of the good will and customer relationships of the Company and its affiliates. Therefore, the Executive hereby agrees and covenants to be bound by the non-competition and non-solicitation restrictions set forth herein below, which restrict the Executive agrees and acknowledges are reasonable and necessary and do not impose undue hardship or burdens on the Executive.

10. 禁止竞业和禁止招揽对方雇员条款

因为公司的业务关系，因为在公司工作的原因，执行者以及现有和过去的公司执行者都已经接触或将会接触到许多机密的信息。执行者清楚，若泄露了公司的机密，公司将蒙受惨痛的损失，也违反了执行者的行为准则。执行者同时也清楚，公司要保障自己合法的商业利益。因此，执行者同意签署不与公司竞争不能雇用公司执行者的限制条款，以下四项条款的设立，每一条限制都是执行者清楚并同意，并认为是合理和必要的。

a. The Executive agrees that, during his/her employment with the Company and for a period of three (3) years following the termination of his/her employment with the Company, he/she and his/her affiliates shall not directly or indirectly own, manage, operate, control, be employed by, consult for, be a shareholder of, be an officer of, participate in, contract with or be connected in any capacity or any manner with any person or entity whose business activities directly or indirectly (whether through related persons, entities or otherwise) compete with the Business anywhere in the United States, Canada and the People's Republic of China, where the Company or its affiliates is engaged in the Business, PROVIDED HOWEVER, that the Executive shall not be prevented from owning an interest in a publicly traded company so long as the fair market value of such interest at the date of acquisition is less than US$100,000.

a. 执行者同意，在在职期间和与公司终止了雇用合约三年内，不能直接或间接地拥有、经营、管理、控制、承接、占有股份、或受雇于在美国、加拿大或中国的与本公司业务有任何直接或间接竞争的公司。执行者不应被限制拥有其他上市公司超过 10 万美元（在购买该利益日的价值）的利益。

b. The Executive agrees that during the period of his/her employment with the Company and for a period of three (3) years following the termination of his/her employment with the Company, for any reason, he/she will not, within the United States, Canada and the People's Republic of China, where the Company or its affiliates is engaged in the Business, directly or indirectly recruit, induce, divert, supervise, employ, manage, hire or entice, or cause to be recruited, induced, diverted, supervised, employed, managed, hired or enticed, any employee, consultant or independent contractor of the Company or its affiliates to leave or terminate the employment or other relationship thereof, for any reason.

b. 执行者同意在受雇于本公司期间和离开公司三年之内，无论以何种理由，都不能直接或间接招揽，引诱，指使，聘用，任何本公司的员工，顾问或者独立承包商。不管以任何理由。

c. The Executive agrees that during the period of his/her employment with the Company and for a period of three (3) years following the termination of his/her employment with the Company, he/she will not, within the United States, Canada and the People's Republic of China, where the Company or its affiliates is engaged in the Business, directly or indirectly appropriate, call on, induce, divert or solicit, or assist another to appropriate, call on, induce, divert or solicit any actual or potential business or customer away from the Company or its affiliates, or attempt to do any of the foregoing, or otherwise induce or attempt to induce any actual or potential business or customer of the Company or its affiliates, to terminate or adversely modify its relationship with the Company or its affiliates, or to enter into a relationship with or conduct business with the Company or its affiliates, which actual or potential business or customer the Executive was involved with or had a relationship with or whose identity became known to the Executive in connection with the Executive's employment with the Company.

c. 执行者同意在受雇于本公司期间和离开公司三年之内，将不能直接地或间接地盗用、转移、或协助其他人盗用或转移公司现有的和潜在的业务或客户，或试图引诱或说服任何公司的客户终止或改变与公司的关系，或阻止有潜力的客户建立与公司的关系。

d. If any of the restrictive covenants set forth in paragraphs 12(a), (b) and (c) of this Agreement is held to be invalid, illegal or unenforceable (in whole or in part), such restrictive covenant shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability, and a court of competent jurisdiction shall have the power to modify, any such restrictive covenant to the extent necessary to render such provision enforceable, and the remaining restrictive covenant shall not be affected thereby

d. 如果任何该协议第 12(a), (b) 和 (c)段提出的限制条款无效，非法或者不可实施（整体或部分），该限制条款应该被视为内容的修改，但是仅限于该无效，非法和不可实施的内容，并且有效管辖权的法庭应该有权修改任何对使该条款生效有必要性的限制性条款，并且其余的限制性条款不应该受此影响。

e. In the event of a violation of any of the restrictive covenants set forth in paragraphs 12(a), (b) and (c) of this Agreement, if the Executive is prevented by a court or arbitrator from committing any further violation, whether by a temporary restraining order, injunction or otherwise, the time periods set forth in paragraphs 12(a), (b) and (c) of this Agreement shall be computed by commencing the periods on the date of the applicable court or arbitrators' order and continuing them from that date for the full period provided.

假如存在该协议第 12(a), (b) 和 (c)段提出的限制性条款的违背，如果执行者由法庭或者仲裁机构阻止进一步违反，无论是临时禁令或者该协议第 12(a), (b) 和 (c)段提出的时间期限都应该从适用法庭和仲裁者开始日期计算并且从整个期限日期继续。

f. The Executive shall have the right to request a waiver of all or part of the restrictive covenants contained in paragraphs 12(a), (b) and (c) of this Agreement by providing the Company with a written request for such a waiver that contains all relevant details. The Company may, in its sole discretion, waive all or part of the restrictive covenants contained in paragraphs 12(a), (b) and (c) of this Agreement on such terms and conditions, and to such extent, as it, in its sole discretion, deems appropriate. Such waiver must be in writing.

执行者有权在向公司提供包括放弃事项详情的书面申请后，要求放弃该协议第 12(a), (b) 和 (c)段包含的限制条款的部分或全部。公司可以考虑废除该协议第 12(a), (b) 和 (c)段包含的限制性条款的部分或全部条款以及他们认为合适的条款，该废除必须以书面形式。

g. The parties acknowledge that this Agreement would not have been entered into, that the benefits described in paragraphs 5, 6 and 7 would not have been promised to the Executive by the Company, in the absence of the Executive's covenants and promises set forth in paragraphs 12(a), (b) and (c) of this Agreement.

如果执行者没有保证该协议 12(a), (b) 和(c)提出的条款的情况下，双方同意此协议还没有生效，公司也没有对执行者承诺在第 5，6，7 段描述的利益。

11. GOVERNING LAW, DISPUTE RESOLUTION. THE PROVISIONS OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH LAWS OF THE STATE OF NEVADA, WITHOUT REGARD TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF. Any controversy or dispute between any of the parties to the Agreement arising out of any of the terms, provisions, or conditions of the Agreement, or the interpretation or enforceability thereof, shall be submitted to arbitration in Las Vegas, Nevada, or another location agreed to by the parties. The arbitration shall be heard before a single arbitrator agreed to by the parties. The arbitration shall be binding with no right of appeal. In the event that either party initiates arbitration pursuant to the section, the Company shall pay all of the fees and costs of the arbitration. Each party shall be responsible for their own attorney's fees and other costs. The prevailing party shall have the right, at the discretion of the arbitrator, to recover its share of any arbitration fees and costs, or attorney's fees and costs. The arbitration shall be conducted pursuant to the rules of the American Arbitration Association governing Employment Disputes. The parties shall agree to the appointment of the arbitrator within ten (10) business days after the request for arbitration is received. The parties shall be entitled to reasonable discovery; provided, that the arbitrator may limit discovery in connection

with a dispute as appropriate to achieve the prompt and efficient disposition of the dispute while giving full regard to the legitimate needs of the parties for discovery; provided, however, that in no event shall such discovery process exceed a period of 60 days, unless the arbitrator extends such period for good cause. The decision of the arbitrator may be entered for judgment in any appropriate court with jurisdiction.

11. 争端的解决。执行者和公司统一任何争端或者诉讼，无论是基于合约，侵权，歧视，报复或者其他关于该协议或者关于执行者被公司雇佣期间的任何事项都应该通过最终和约束仲裁按照纽约州仲裁委员会进行仲裁解决。

12. MISCELLANEOUS.

杂项

a. Telephones, stationery, postage, e-mail, the internet access and other resources made available to the Executive by the Company, are solely for the furtherance of the Company's business.

由公司提供给执行者的电话，文具，邮费，电子邮件，网络以及其他资源，仅用于促进公司业务。

b. All issues concerning, relating to or arising out of this Agreement and from the Executive's employment by the Company, including, without limitation, the construction and interpretation of this Agreement, shall be governed by and construed in accordance with the internal laws of the State of Nevada, without giving effect to that State's principles of conflicts of law.

所有关于该协议或者与公司执行者雇佣关系相关的问题，包括但不限于，该协议的构成和解释，应该按照内华达州内部法律管控和解释，但不能影响州法律冲突原则。

c. The Executive and the Company agree that any provision of this Agreement deemed unenforceable or invalid may be reformed to permit enforcement of the objectionable provision to the fullest permissible extent. Any provision of this Agreement deemed unenforceable after modification shall be deemed stricken from this Agreement, with the remainder of the Agreement being given its full force and effect.

执行者和公司同意该协议中任何被视为不可强制执行或者无效条款应在允许的最大范围内进行调整，使得调整后的条款仍然达到原条款的初衷。在修订后该协议的任何被视为不可执行的条款应该同该协议的其余事项被视为无效，而协议的其它条款仍然完全有效。

d. The Company shall be entitled to equitable relief, including injunctive relief and specific performance as against the Executive, for the Executive's threatened or actual breach of paragraphs 9, 10 or 11 of this Agreement, as money damages for a breach thereof would be incapable of precise estimation, uncertain, and an insufficient remedy for an actual or threatened breach of paragraphs 9, 10 or 11 of this Agreement. The Executive and the Company agree that any pursuit of equitable relief in respect of paragraphs 9, 10 or 11 of this Agreement shall have no effect whatsoever regarding the continued viability and enforceability of paragraph 12 of this Agreement.

公司有权享有同执行者平等的救济，包括强制救济以及具体执行，对于执行者受到威胁的或者该协议的 9，10 或者 11 段的实际违约，由于该违约造成金钱损失，将不能对该协议 9，10，11 段的实际违约进行精确估计。执行者和公司统一任何关于该协议 9，10，11 段的平等救济的追寻不应该对该协议 12 段的持续效力构成影响。

e. Any waiver or inaction by the Company for any breach of this Agreement shall not be deemed a waiver of any subsequent breach of this Agreement.

公司因任何对该协议的违反而造成的放弃不应该被视为该协议任何重大违约的放弃。

f. The Executive and the Company independently have made all inquiries regarding the qualifications and business affairs of the other which either party deems necessary. The Executive affirms that he/she fully understands this Agreement's meaning and legally binding effect. Each party has participated fully and equally in the negotiation and drafting of this Agreement. Each party assumes the risk of any misrepresentation or mistaken understanding or belief relied upon by his/her or it in entering into this Agreement.

执行者和公司独立的制作所有关于其他方认为必要的条件和业务事项。执行者确认他完全理解该协议的意思和法律约束效应，每一方完整平等的参与该协议的协商和起草。每一方在签署该协定时意识到了任何误述或误解的风险。

g. The Company and the Executive agree that the Executive's obligations to the Company during the Executive's employment with the Company, as well as any other obligation of the Executive under this Agreement, may be assigned to any successor in interest to the Company or any division or affiliate of the Company in its sole discretion and without additional consideration or prior notice to the Executive, but that nothing requires the Company to do so. The Executive's obligations under this Agreement are personal in nature and may not be assigned by the Executive to any other person or entity.

公司和执行者同意在被公司雇用期间执行者的义务以及该协议下执行者的其他义务可能分配给任何继任者或者任何部门或附属机构并且不需要事先通知执行者，并且不需要公司进行任何工作。执行者在该协议下的义务性质上是个人的并且不需要执行者分配给其他人或其他实体。

h. The Company and the Executive acknowledge and agree that future alterations to the Executive's work hours, working title, management or supervisory responsibilities, number of subordinate employees, sales or promotional budgets, reporting relationships within the Company or with businesses affiliated with the Company, management responsibilities or duties, or similar changes or alterations may occur periodically during the Executive's employment with the Company. The Company and the Executive agree that the Company, in its sole discretion, may implement such alterations or adjustments for any or no reason and that any such action shall not constitute a breach of this Agreement so long as the Company continues to perform its remaining obligations as provided by this Agreement.

公司和执行者确认和同意对执行者工作时间，工作名称，管理层和主管责任，员工数量，销售预算，公司或者运营子公司的汇报关系，管理层责任或义务，或者类似的更改可能在与公司的雇用期间定期发生。公司和执行者同意公司在自己的独立考虑之下出于任何原因或者无原因的执行该更改并且任何此类行动不构成违反该协议，只要公司继续执行该协议提供的其余义务。

i. This instrument constitutes the entire Agreement between the parties regarding its subject matter. When signed by all parties, this Agreement supersedes and nullifies all prior or contemporaneous conversations, negotiations, or agreements, oral and written, regarding the subject matter of this Agreement. In any future construction of this Agreement, this Agreement should be given its plain meaning. This Agreement may only be amended only by a writing signed by the Company and the Executive.

该协议在双方之间构成关于主题事项的整个协议。当双方签字时，该协议代替或取消所有以前的关于该协议主题的任何书面或者口头的谈话，协商或者协议。在该协议的任何預期结构中，该协议应该给出清晰解释。该协议仅可以在公司和执行者书面签字时修订。

j. Notwithstanding the termination of this Agreement and of the Executive's employment with the Company for any reason, paragraphs 9, 10 and 11of this Agreement shall continue in full force and effect in accordance with their terms following such termination.

不管出于任何原因造成该协议以及同公司的雇佣关系终止，该协议的第 9 段，10 段以及 11 段应该在终止之后继续按照各自条款执行效力。

k. This Agreement may be executed in counterparts, a counterpart transmitted via facsimile, and all executed counterparts, when taken together, shall constitute sufficient proof of the parties' entry into this Agreement. The parties agree to execute any further or future documents which may be necessary to allow the full performance of this Agreement. This Agreement contains headings for ease of reference. The headings have no independent meaning.

本协议可能作随复印件执行，当传真件和其他复印件一起执行时，可以构成双方签署该协议的证据。双方同意执行任何对完整执行该协议有必要作用的预期档。该协议包含用作目录的标题，这些标题没有任何独立意义。

13. NOTICE

All notices hereunder shall be in writing. Notices may be delivered personally, or by certified mail return receipt requested, postage prepaid, to the addresses set forth below:

China Green Material Technology, Inc., 27F (Changqing Building), 172 Zhongshan Road, Haerbin City, China 150040

Mr. Low Yan Seong, 54 Jalan Mata Air, Setapak 53200, Kuala Lumpur, Malaysia

Either party may designate a new address for purposes of the Agreement by notice to the other party in accordance with the paragraph.

THE EXECUTIVE STATES THAT HE/SHE HAS FREELY AND VOLUNTARILY ENTERED INTO THIS AGREEMENT AND THAT HE/SHE HAS READ AND UNDERSTOOD EACH AND EVERY PROVISION THEREOF. THIS AGREEMENT IS EFFECTIVE UPON THE EXECUTION OF THIS AGREEMENT BY BOTH PARTIES.

该协议执行者保证自愿签署该协议，并且已经阅读和理解其中的每一条款。该协议自双方签字之日起生效。

UNDERSTOOD, AGREED, AND ACCEPTED:

该协议由以下签字者理解，同意并且接受

By: ____________________

Name: Low Yan Seong

Date: June 30, 2010

By: ____________________

Name: Zhong[illegible]o Su

Title: Chairman and Chief Executive Officer

Date: June 30, 2010

Exhibit

附表-1

Responsibilities of CFO：

首席财务官（CFO）主要工作职责：

1) Acting as chief financial counsel to CEO, the Company's management and Board of directors;

作为CEO、管理层以及董事会的主要财务顾问；

2) Assistant to CEO in private placement, Public Offering and uplifting from OTCBB to NASDAQ stock market;

协助CEO完成公司融资计划及转版计划；

3) Representing the Company in various investment conferences, leading the road-shows and as a primary spokesman for the Company.

代表公司参加投资者会议，组织公司路演，并作为公司发言人；

4) Leading the management to prepare financial projection and financial modeling;

向管理层准备财务预测和财务模型；

5) Analyze, explain and prepare the information/data required by SEC and other regulatory institutions; after consult the opinion from Board of directors;

分析SEC及监管机构所需提供的数据，根据董事会意见进行解释；

6) To complete consolidated financial statements, footnotes, MD&A and ensure that the financial statements will be filed on timely basis with assistant from the management team;

在公司管理层的协助下完成公司合并报表、报表附注和MD&A,确保公司的财务报表如期编报；

7) Acting as the Company primary communicator to auditor, attorney, IR firms and ensure the appropriate discloses required by SEC;

代表公司协调审计师、律师和投资者关系公司，确保符合美国证监会要求和数据披露；

8) Assisting the management in the design of internal control procedures in accordance with SOX404.

辅导公司内控合规（即符合萨班斯SOX404要求）；

9) Completion of any other business related tasks assigned by the CEO from time to time on timely manner.

完成CEO临时交办的工作。